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                                                                       EXHIBIT 5

                                BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                              MINNEAPOLIS, MN 55402
                                 (612) 334-8400

                                  June 8, 2000

Big Buck Brewery & Steakhouse, Inc.
550 South Wisconsin Street
Gaylord, Michigan  49734

Gentlemen:

         We are counsel to Big Buck Brewery & Steakhouse, Inc., a Michigan corporation (the "Company"), in connection with its filing of Post-Effective Amendment No. 2 to Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, in connection with the proposed issuance by the Company of up to 2,550,000 shares of common stock, $0.01 par value per share, upon the exercise of Class A Warrants originally issued by the Company in its June 1996 initial public offering (the "Shares"). On May 25, 2000, the Company extended the expiration date of the Class A Warrants through 5:00 p.m. (CST) on December 13, 2001.

         We have examined the Registration Statement and those documents, corporate records, and other instruments we deemed relevant as a basis for the opinion herein expressed.

         Based on the foregoing, it is our opinion that when the Registration Statement has been declared effective by order of the SEC, the Class A Warrants have been exercised in accordance with their terms, and the Shares have been sold as contemplated by the Registration Statement, the Shares will be legally and validly issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in such Registration Statement.

                                    Very truly yours,

                                    BRIGGS AND MORGAN,
                                    Professional Association

                                    By /s/ Christopher C. Cleveland
                                      -----------------------------------------
                                             Christopher C. Cleveland